SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2005
BRAND INTERMEDIATE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	333-102511-14 (Commission File Number)	13-3909682 (IRS Employment Identification No.)

15450 South Outer Highway 40, #270
Chesterfield, Missouri 63017
(Address of principal executive offices)

Registrant's telephone number, including area code 636-519-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 7.01 - Regulation FD Disclosure

On May 23, 2005 Brand Services, Inc., a Delaware corporation ("Brand") issued a press release announcing that it entered into an Asset Purchase Agreement ("Purchase Agreement") to acquire the operating assets of the Aluma Systems group of companies of Toronto, Ontario, Canada ("Aluma"). A copy of the press release issued by Brand announcing the Purchase Agreement was filed in a previous 8-K.

The company is now furnishing copies of Aluma Enterprises Inc. unaudited consolidated financial statements for the year ended December 31, 2003, for the year ended December 31, 2004 and for the quarter ended March 31, 2005. These financial statements are unaudited, do not comply with regulation S-X and have been prepared in accordance with Canadian GAAP accounting standards. Copies of the financial statements are furnished herewith as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated herein by reference.

The Company intends to comply with the financial statement disclosure requirements of SEC Rule 3.05, and intends to file audited financial statements of Aluma after completion of the acquisition, which will include a reconciliation of the financial statements to U.S. GAAP.

In accordance with general instruction B.2 of Form 8-K, the information in this report, including exhibits, is furnished pursuant to Item 7.01 and shall not be deemed åfiledæ for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Aluma Enterprises Inc. unaudited consolidated financial statements for the year ended December 31, 2003

99.2	Aluma Enterprises Inc. unaudited consolidated financial statements for the year ended December 31, 2004

99.3	Aluma Enterprises Inc. unaudited consolidated financial statements for the quarter ended March 31, 2005

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAND INTERMEDIATE HOLDINGS, INC.

Date: May 27, 2005	By: /s/ Anthony A. Rabb
Anthony A. Rabb, Chief Financial Officer and
Vice President, Finance